As filed with the Securities and Exchange Commission on February 28, 2014

333-52648

333-120968

333-148339

333-159590

333-171941

333-175022

333-177152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-52648

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120968

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-148339

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159590

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-171941

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-175022

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-177152

UNDER

THE SECURITIES ACT OF 1933

ENDO HEALTH SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-4022871
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1400 Atwater Drive

Malvern, Pennsylvania 19355

(484) 216-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan

Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan

Endo Pharma LLC 2000 Supplemental Employee Option Plan

Endo Pharma LLC 2000 Supplemental Executive Option Plan

Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan

Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan

Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan

Endo Pharmaceuticals Holdings Inc. Stock Option Agreement (Levin)

Endo Pharmaceuticals Holdings Inc. Endocentive Stock Award Agreement (Levin)

Endo Pharmaceuticals Holdings Inc. 2010 Stock Incentive Plan

American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan

Endo Pharmaceuticals Holdings Inc. Employee Stock Purchase Plan

(Full titles of the Plans)

Caroline B. Manogue, Esq.

Executive Vice President, Chief Legal Officer and Secretary

Endo Health Solutions Inc.

1400 Atwater Drive

Malvern, Pennsylvania 19355

(484) 216-0000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Eileen T. Nugent, Esq.

Erica Schohn, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF COMMON STOCK

Endo Health Solutions Inc. (“Endo”) is filing this Post-Effective Amendment to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

•	Registration Statement No. 333-52648, filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2000, registering the offer and sale of Endo’s common stock, par value $0.01 (“Common Stock”), issuable pursuant to the Endo Pharma LLC Amended and Restated 1997 Employee Stock Option Plan, the Endo Pharma LLC Amended and Restated 1997 Executive Stock Option Plan, the Endo Pharma LLC 2000 Supplemental Employee Option Plan, the Endo Pharma LLC 2000 Supplemental Executive Option Plan and the Endo Pharmaceuticals Holdings Inc. 2000 Stock Incentive Plan (which has been assumed by New Endo (as defined below) and renamed the Endo International plc Amended and Restated 2000 Stock Incentive Plan);

•	Registration Statement No. 333-120968, filed with the Commission on December 3, 2004, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on January 28, 2011, registering the offer and sale of Common Stock issuable pursuant to the Endo Pharmaceuticals Holdings Inc. 2004 Stock Incentive Plan (which has been assumed by New Endo and renamed the Endo International plc Amended and Restated 2004 Stock Incentive Plan);

•	Registration Statement No. 333-148339, filed with the Commission on December 26, 2007, as amended by Post-Effective Amendment No. 1, which was filed with the Commission on January 28, 2011, registering the offer and sale of Common Stock issuable pursuant to the Endo Pharmaceuticals Holdings Inc. 2007 Stock Incentive Plan (which has been assumed by New Endo and renamed the Endo International plc Amended and Restated 2007 Stock Incentive Plan);

•	Registration Statement No. 333-159590, filed with the Commission on May 29, 2009, registering the offer and sale of Common Stock issuable pursuant to the Endo Pharmaceuticals Holdings Inc. Stock Option Agreement (Levin) and the Endo Pharmaceuticals Holdings Inc. Endocentive Stock Award Agreement (Levin);

•	Registration Statement No. 333-171941, filed with the Commission on January 28, 2011, registering the offer and sale of Common Stock issuable pursuant to the Endo Pharmaceuticals Holdings Inc. 2010 Stock Incentive Plan (which has been assumed by New Endo and renamed the Endo International plc Amended and Restated 2010 Stock Incentive Plan);

•	Registration Statement No. 333-175022, filed with the Commission on June 20, 2011, registering the offer and sale of Common Stock issuable pursuant to the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan (which has been assumed by New Endo and renamed the Endo International plc Amended and Restated Assumed Stock Incentive Plan); and

•	Registration Statement No. 333-177152, filed with the Commission on October 4, 2011, registering the offer and sale of Common Stock issuable pursuant to the Endo Pharmaceuticals Holdings Inc. Employee Stock Purchase Plan (which has been assumed by New Endo and renamed the Endo International plc Amended and Restated Employee Stock Purchase Plan).

On November 5, 2013, Endo entered into an Arrangement Agreement (the “Arrangement Agreement”), among Endo, Sportwell Limited (subsequently renamed Endo International Limited), a private limited company incorporated in Ireland which was subsequently re-registered to a public limited company (“New Endo”), Sportwell II Limited (subsequently renamed Endo Limited), a direct subsidiary of New Endo incorporated in Ireland, ULU Acquisition Corp. (subsequently renamed Endo U.S. Inc.), a Delaware corporation, RDS Merger Sub, LLC, a private limited liability company organized in Delaware and an indirect subsidiary of New Endo (“Merger Sub”), 8312214 Canada Inc., a corporation incorporated under the laws of Canada and an indirect subsidiary of New Endo (“CanCo 1”), and Paladin Labs Inc., a corporation incorporated under the laws of Canada (“Paladin”). Under the terms of the Arrangement Agreement, (a) CanCo 1 acquired Paladin pursuant to a plan of arrangement under Canadian law (the “Arrangement”) and (b) Merger Sub merged with and into Endo, with Endo as the surviving corporation (the “Merger” and, together with the arrangement, the “Transactions”). The Merger became effective on February 28, 2014 (the “Effective Time”) following the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As a result of the Transactions, both Endo and Paladin became indirect wholly-owned subsidiaries of New Endo.

As a result of the Merger, Endo has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by Endo in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, Endo hereby removes from registration any and all securities of Endo registered but unsold under the Registration Statements as of the Effective Time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 or Post-Effective Amendment No. 2, as applicable, to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on February 28, 2014.

ENDO HEALTH SOLUTIONS INC.

By:	/s/ Caroline B. Manogue
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal
Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed below by or on behalf of the following persons in the capacities indicated, on February 28, 2014.

Signature	Title	Date

/s/ Rajiv De Silva	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 28, 2014
Rajiv De Silva

/s/ Suketu P. Upadhyay Suketu P. Upadhyay	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	February 28, 2014

/s/ Daniel A. Rudio Daniel A. Rudio	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2014